NEWS   FROM
Petroleum Development Corporation

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FOR IMMEDIATE RELEASE:  July 11, 2008
CONTACT: Celesta M. Miracle - (304) 842-3597   http://www.petd.com

Petroleum Development Corporation Resets and
Adds to Natural Gas Derivative Positions

Bridgeport, West Virginia: Petroleum Development Corporation (NASDAQ GSM:PETD) announced that the Company has reset and added to previously published natural gas derivative positions to protect against possible price instability in future periods.

For the period from November 2008 through March 2009, the Company replaced a Nymex collar with a swap.  A Nymex based collar with a floor of $9.00/Mmbtu and a call of $11.32/Mmbtu was replaced by a Nymex swap net of all unwinding collar costs of $10.425/Mmbtu.  This collar covers approximately 36% of production in the Appalachian and Michigan basins.

For the same period, the Company replaced a costless PEPL collar with a swap.  A PEPL based collar with a floor of $7.25/Mmbtu and a call of $10.05/Mmbtu was replaced by a PEPL swap net of all unwinding collar costs of $9.00/Mmbtu.  This collar covers approximately 15% of production for the Northeast Colorado (NECO) properties.

For the same period, the Company replaced a costless CIG collar with a swap.  A CIG based collar with a floor of $7.00/Mmbtu and a call of $9.70/Mmbtu was replaced by a CIG swap net of all unwinding collar costs of $8.52/Mmbtu.  This collar covers approximately 16% of production in the Grand Valley and Wattenberg fields.

For the period from November 2009 through March 2010, the Company entered into CIG swaps for approximately 33% and costless collars for approximately 45% of estimated production for the Grand Valley and Wattenberg fields; the swaps were at $9.20/Mmbtu and collars, with floors of $7.50/Mmbtu and calls of $11.40/Mmbtu. For the same period, PEPL swaps of $10.91/Mmbtu and collars with floors of $9.00/Mmbtu and calls of $14.00/Mmbtu were entered into for the NECO properties, which represent approximately  33% and 45% of production, respectively of this field.

For the same period, the Company entered into costless collars for approximately 66% of the production for the Appalachian and Michigan basins.  Floors were set at $10.00/Mmbtu with calls set at $17.15/Mmbtu.

The positions in effect as of today shown in the table on the next page on a gross basis include both the Company and Partnership volumes; the net columns show the Company’s share of production by area. Please be aware that the Company’s share of production can change based upon the production volumes and the Company’s interest in specific wells.

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			Floors		Ceilings		Swaps (Fixed Prices)
Month Set	Month	Gross Monthly Quantity Mmbtu/Bbls	PDC Net Monthly Quantity Mmbtu/Bbls	Floor Price	PDC Net Monthly Quantity Mmbtu/Bbls	Ceiling Price	PDC Net Monthly Quantity Mmbtu/Bbls	Price
Colorado Interstate Gas (CIG) Based Derivatives (Piceance Basin)
Feb-08	04/08-10/08	750,000	--	--	--	--	454,650	$ 7.05
Jan-08	04/08-10/08	630,000	--	--	--	--	381,906	$ 6.54
Apr-08	11/08-03/09	570,000	--	--	--	--	345,534	$ 7.76
Jul-08	11/08-03/09	340,000	--	--	--	--	206,108	$ 8.52
Feb-08	11/08-03/09	340,000	--	--	--	--	206,108	$ 8.18
Jan-08	04/09-10/09	570,000	345,534	$ 5.75	345,534	$ 8.75	--	--
Mar-08	04/09-10/09	560,000	339,472	$ 5.75	339,472	$ 9.05	--	--
Jul-08	11/09-03/10	450,000	--	--	--	--	272,790	$ 9.20
Jul-08	11/09-03/10	640,000	387,968	$ 7.50	387,968	$ 11.40	--	--

Nymex Based Derivatives (Appalachian and Michigan Basins)
Feb-08	04/08-10/08	170,000	--	--	--	--	124,763	$ 8.33
Feb-08	04/08-10/08	170,000	--	--	--	--	124,763	$ 8.58
Jul-08	11/08-03/09	170,000	--	--	--	--	124,763	$ 10.42
Feb-08	11/08-03/09	100,000	73,390	$ 8.40	73,390	$ 13.05	--	--
Feb-08	11/08-03/09	100,000	--	--	--	--	73,390	$ 9.62
Jan-08	04/09-10/09	170,000	124,763	$ 6.75	124,763	$ 12.45	--	--
Mar-08	04/09-10/09	170,000	124,763	$ 7.50	124,763	$ 13.25	--	--
May-08	04/09-03/12	60,000	--	--	--	--	44,034	$ 9.89
Jul-08	11/09-03/10	320,000	234,848	$ 10.00	234,848	$ 17.15	--	--
Feb-08	04/08-02/11	90,000	--	--	--	--	90,000	$ 8.62

Panhandle Based Derivatives (NECO)
Feb-08	04/08-10/08	180,000	--	--	--	--	180,000	$ 7.45
Jan-08	04/08-10/08	120,000	--	--	--	--	120,000	$ 6.80
Apr-08	11/08-03/09	110,000	--	--	--	--	110,000	$ 8.09
Jul-08	11/08-03/09	80,000	--	--	--	--	80,000	$ 9.00
Feb-08	11/08-03/09	80,000	--	--	--	--	80,000	$ 8.44
Jan-08	04/09-10/09	110,000	110,000	$ 6.00	110,000	$ 9.70	--	--
Mar-08	04/09-10/09	130,000	130,000	$ 6.25	130,000	$ 11.75	--	--
Jul-08	11/09-03/10	120,000					120,000	$ 10.91
Jul-08	11/09-03/10	170,000	170,000	$ 9.00	170,000	$ 14.00	--	--

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			Floors		Ceilings		Swaps (Fixed Prices)
Month Set	Month	Gross Monthly Quantity Mmbtu/Bbls	PDC Net Monthly Quantity Mmbtu/Bbls	Floor Price	PDC Net Monthly Quantity Mmbtu/Bbls	Ceiling Price	PDC Net Monthly Quantity Mmbtu/Bbls	Price
Colorado Interstate Gas (CIG) Based Derivatives (Wattenberg Basin)
Feb-08	04/08-10/08	450,000	--	--	--	--	321,480	$ 7.05
Jan-08	04/08-10/08	290,000	--	--	--	--	211,460	$ 6.54
Apr-08	11/08-03/09	320,000	--	--	--	--	241,460	$ 7.76
Jul-08	11/08-03/09	180,000	--	--	--	--	133,590	$ 8.52
Feb-08	11/08-03/09	180,000	--	--	--	--	133,590	$ 8.18
Jan-08	04/09-10/09	320,000	241,460	$ 5.75	241,460	$ 8.75	--	--
Mar-08	04/09-10/09	290,000	218,600	$ 5.75	218,600	$ 9.05	--	--
Jul-08	11/09-03/10	250,000	--	--	--	--	178,600	$ 9.20
Jul-08	11/09-03/10	360,000	263,610	$ 7.50	263,610	$ 11.40	--	--

Oil - Nymex Based (Wattenberg Basin)
Oct-07	04/08-12/08	48,667	--	--	--	--	31,741	$ 84.20
May-08	06/08-12/08	36,686	--	--	--	--	23,927	$ 108.05
Jan-08	01/09-12/09	30,417	--	--	--	--	19,838	$ 84.90
Jan-08	01/09-12/09	30,417	--	--	--	--	19,838	$ 85.40
May-08	01/09-12/09	12,167	--	--	--	--	7,935	$ 117.35
May-08	01/10-12/10	30,417	--	--	--	--	19,838	$ 92.74
May-08	01/10-12/10	30,417	--	--	--	--	19,838	$ 93.17

About Petroleum Development Corporation
Petroleum Development Corporation (www.petd.com) is an independent energy company engaged in the exploration, production and marketing of natural gas and oil. Its operations are focused in the Rocky Mountains with additional operations in the Appalachian and Michigan Basins. PDC is included in the S&P SmallCap 600 Index. Additionally, PDC was added to the Russell 3000 Index of Companies in 2003.

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120 Genesis Boulevard • P. O. Box 26 • Bridgeport, West Virginia • Phone:  (304) 842-3597